SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated effective as of November 16, 2004 (the "Second Amendment"), is made and entered into between ARENA RESOURCES, INC., a Nevada corporation (the "Borrower") and MIDFIRST BANK (the "Bank").

WITNESSETH:

WHEREAS, the Borrower and the Bank are parties to that certain Credit Agreement dated as of April 14, 2004, as amended by the First Amendment thereto dated effective as of May 7, 2004 (collectively, the "Existing Credit Agreement"), pursuant to which the Bank established in favor of the Bank (i) a revolving line of credit in the maximum outstanding principal amount of $8,500,000.00 (the "Line Commitment") and (ii) a $2,000,000.00 bridge loan (the "Bridge Commitment"), each for the limited purpose(s) therein specified; and

WHEREAS, the Bridge Note has been fully paid and discharged and the Bridge Commitment has been extinguished and cancelled and the Borrower has requested the Bank to agree to increase the Line Commitment to $15,000,000.00 and to adjust the Collateral Borrowing Base to $15,000,000, subject to a maximum $3,000,000.00 ("Development Basket") of funding availability under the Line Commitment for development of existing Borrower oil and natural gas properties and leasehold interests currently mortgaged in favor of the Bank pursuant to the Mortgage with the sum of (i) such amount, if any, of the Development Basket not used for development costs and expenses for the purposes described above, plus (ii) Line Commitment amounts in excess of the Development Basket being available only for funding acquisitions of oil and natural gas properties by the Borrower in which a majority of the value thereof (as reasonably determined by engineering reports acceptable to the Bank) constitute Proved Developed Producing Reserves;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1.

The Line Note described and defined in the Existing Credit Agreement is replaced by that certain Promissory Note (Line Note) from the Borrower payable to the order of the Bank, a true and correct copy of which is annexed hereto as Exhibit A and made a part hereof. The Collateral Borrowing Base is stipulated to be $15,000,000.00 effective as of the date of this Second Amendment and all references in the Existing Credit Agreement to a Collateral Borrowing Base of "$8,500,000" or otherwise are deleted and replaced with references to an "$15,000,000.00" Collateral Borrowing Base for all purposes, including without limitation, the calculation of Section 2.10 (Unused Fees) of the Existing Credit Agreement.  Notwithstanding the face amount of the replacement Line Note, the maximum amount available on the Line Commitment shall be the least of $15,000,000, the Collateral Borrowing Base (stipulated to be $15,000,000) or the then applicable Line Commitment amount (stipulated to be $15,000,000) and further subject to the Development Basket limitations and the conditions and limitations hereof as to oil and gas properties' acquisitions by the Borrower.

2.

Section 6.23 (Minimum Tangible Net Worth) of the Existing Credit Agreement is amended to increase the minimum Tangible Net Worth from $6,000,000.00 to $12,000,000.00 effective as of fiscal quarter ending December 31, 2004.

3.

The maximum amount available under the Line Commitment for development costs and expenses in connection with the existing Mortgaged Property shall be the Development Basket amount (currently $3,000,000).  Line Commitment amounts in excess of the Development Basket shall be made available only for the purpose of funding oil and natural gas acquisitions by the Borrower if and to the extent a majority of the value of such acquisition (as reasonably engineered and evidenced by an engineering report acceptable to the Bank) constitutes Proved Developed Producing Reserves.   Subject to the foregoing limitations of the preceding sentence unused amounts in the Development Basket will be available for such oil and natural gas property acquisitions and, at the Bank's election, all existing and additional properties now or hereafter encumbered by the Mortgage shall otherwise satisfy and comply with the due diligence and title requirements of Section 3.1(b) of the Credit Agreement.

4.

Notwithstanding the face amount of the Line Note ($25,000,000.00) the Line Commitment and the Collateral Borrowing Base are each stipulated to be $15,000,000.00 and neither shall be increased without the prior written consent of the Bank.

5.

The remaining terms, provisions and conditions set forth in the Existing Credit Agreement shall remain in full force and effect.  The Borrower restates, confirms and ratifies the warranties, covenants and representations set forth therein and further represent to the Bank that, as of the date hereof, no Default or Event of Default exists under the Credit Agreement.  The Borrower further confirms, grants and re-grants, pledges and re-pledges to the Bank a continuing and continuous, first and prior mortgage lien against, security interest in and pledge of all of the items and types of Collateral more particularly described in Article III of the Existing Credit Agreement.

6.

The Borrower agrees to pay to the Bank on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, execution, closing, delivery, and administration of the Credit Agreement (including this Second Amendment), and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.  In any action to enforce or construe the provisions of the Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

7.

THE BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS CREDIT AGREEMENT, THE MORTGAGE, THE SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS CREDIT

AGREEMENT.  THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

ARENA RESOURCES, INC.,

a Nevada corporation

By _____________________________________

Stanley McCabe, Secretary and Treasurer

(the "Borrower")

MIDFIRST BANK

By ______________________________________

       Christopher Cardoni, Assistant Vice President

"Bank"

1305382

1408844

3